Exhibit 10.146

LIMITED LIABILITY COMPANY MEMBERSHIP INTEREST

PURCHASE AND SALE AGREEMENT

THIS LIMITED LIABILITY COMPANY MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of the 29th day of April, 2009, by and among GALE SLG NJ LLC, a Delaware limited liability company (“MGG Seller”), MACK-CALI VENTURES L.L.C., a Delaware limited liability company (“MGG Buyer”), SLG GALE 55 CORPORATE LLC, a Delaware limited liability company (“55 Corporate Seller”; together with MGG Seller, the “Seller”) and 55 CORPORATE PARTNERS L.L.C., a Delaware limited liability company (“55 Corporate Buyer”; together with MGG Buyer, the “Buyer”; Buyer and Seller are collectively, the “Parties”; each of MGG Seller, 55 Corporate Seller, MGG Buyer and 55 Corporate Buyer is a “Party”).

W I T N E S S E T H:

WHEREAS, MGG Seller is the indirect owner of a Class A Property Percentage Interest, a Class B Property Percentage Interest and a Class C Property Percentage Interest (as each such term is defined in the MGG Operating Agreement (as hereinafter defined)) by reason of its ownership of its Interest (as defined in the MGG Operating Agreement) in Mack-Green-Gale LLC, a Delaware limited liability company (“MGG”), pursuant to the terms of, and as set forth in, that certain Amended and Restated Limited Liability Company Operating Agreement of Mack-Green-Gale LLC, dated May 9, 2006, (the “MGG Operating Agreement”);

WHEREAS, 55 Corporate Seller is the owner of a fifty percent (50%) Percentage Interest in SLG 55 Corporate Drive II LLC, a Delaware limited liability company (“55 Corporate Venture”), pursuant to the terms of, and as set forth in, that certain Amended and Restated Limited Liability Company Operating Agreement of SLG 55 Corporate Drive II LLC, dated October 23, 2008, (the “55 Corporate Operating Agreement”);

WHEREAS, MGG Seller desires to sell to MGG Buyer and MGG Buyer desires to purchase from MGG Seller, all of the Interest (as such term is defined in the MGG Operating Agreement) of any kind or nature held by MGG Seller in MGG (collectively, the “Seller MGG Interest”) pursuant to the terms and conditions of this Agreement; and

WHEREAS, 55 Corporate Seller desires to sell to 55 Corporate Buyer and 55 Corporate Buyer desires to purchase from 55 Corporate Seller, all of the Interest (as such term is defined in the 55 Corporate Operating Agreement) of any kind or nature held by 55 Corporate Seller in 55 Corporate Venture (collectively, the “Seller 55 Corporate Interest”; together with the Seller MGG Interest, collectively, the “Purchased Interests”) pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the sum of $10.00, the premises and the mutual covenants of the Parties hereinafter expressed, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound hereby, do hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

1.1. Definitions.  As used in this Agreement, the following capitalized terms shall have the meaning ascribed to them below:

“Affiliate(s)” shall mean, with respect to any Person (the “Subject Person”) (a) a Person who, directly or indirectly, controls, is under common control with, or is controlled by, the Subject Person, (b) a Person who directly or indirectly owns twenty-five percent (25%) or more of the issued and outstanding securities or other ownership interests (whether voting or non-voting) of the Subject Person, (c) any officer, director, trustee, manager, managing member, general partner or beneficiary of the Subject Person or any Person referred to in (a) or (b) above, (d) any spouse, parent, sibling or descendant of any Person described in clause (a), (b) or (c) above, and (e) any trust for the benefit of any Person described in clauses (a), (b), (c) or (d) above or for any spouse, issue or lineal descendant of any Person described in clauses (a), (b), (c) or (d) above.  For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Closing Date” shall mean the date of the Closing.

“Conveyance Taxes” shall mean any sales, use, excise, bulk sales, registration, documentary, value added, recordation, realty transfer, transfer, stamp, stock transfer, real property transfer, lease or gains and similar fees and taxes, together with any interest, penalties or additions to tax attributable thereto.

“Person” shall mean an individual, partnership, firm, corporation, trust, estate, unincorporated association, limited liability company, joint stock company or other entity, association, firm or company.

“Related Documents” shall mean the MGG Assignment, the 55 Corporate Assignment and such other documents contemplated by this Agreement.

“Subsidiary(ies)” shall mean, with respect to any Person, (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned by such Person directly or indirectly through one or more subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through one or more subsidiaries of such Person has more than a fifty percent (50%) equity interest.

ARTICLE II

PURCHASE AND SALE

2.1. Purchase and Sale.  Subject to the terms and conditions of this Agreement, including, without limitation, Section 2.3, on the date hereof, and in exchange for the Purchase Price to be paid (or caused to be paid) by Buyer to Seller or its designee:  (a) MGG Seller shall sell, assign, transfer and convey to MGG Buyer, and MGG Buyer shall purchase from MGG Seller, the MGG Seller Interest, which interest is free and clear of any and all liens, encumbrances, pledges, claims, charges, equities, agreements, options or other restrictions of any kind, nature or description whatsoever, and MGG Seller shall thereupon cease to be a member of, or other beneficial interest holder in, MGG and shall have no further right to the Seller MGG Interest, including, without limitation, its rights to the profits, losses and capital and to any and all distributions and allocations in respect of the Seller MGG Interest or otherwise in MGG; and (b) 55 Corporate Seller shall sell, assign, transfer and convey to 55 Corporate Buyer, and 55 Corporate Buyer shall purchase from 55 Corporate Seller, the Seller 55 Corporate Interest, which interest is free and clear of any and all liens, encumbrances, pledges, claims, charges, equities, agreements, options or other restrictions of any kind, nature or description whatsoever, and MGG Seller shall thereupon cease to be a member of, or other beneficial interest holder in, 55 Corporate Venture and shall have no further right to the Seller 55 Corporate Interest, including, without limitation, their rights to the profits, losses and capital and to any and all distributions and allocations in respect of the Seller 55 Corporate Interest or otherwise in 55 Corporate Venture.

2.2. Purchase Price.  The aggregate purchase price (“Purchase Price”) for the Purchased Interests, shall be equal to the sum of $5,000,000.00, which shall be payable to Seller or its designee in immediately available funds by wire transfer in accordance with the wiring instructions attached hereto as Exhibit A.  None of the Purchase Price payable to either MGG Seller or 55 Corporate Seller shall be subject to withholding so long as each such person shall have furnished to Buyer the certificate referred to in Section 2.5(a)(v).  The Purchase Price shall be allocated as follows:

(a) $500,000.00 shall be allocated to the Seller MGG Interest; and

(b) $4,500,000.00 shall be allocated to the Seller 55 Corporate Interest.

2.3. Gramercy Loan Amendment.  Notwithstanding anything herein to the contrary, the closing of the transactions contemplated herein or in the Related Documents (the “Closing”) shall be conditioned upon the simultaneous execution and delivery of (a) an agreement (together with any related documents, the “Gramercy Loan Amendment”) by and among Gramercy Warehouse Funding I LLC (“Gramercy”) and certain Affiliates of MGG that own six (6) Class B Properties (as defined in the MGG Operating Agreement and hereinafter, collectively, the “Gramercy Borrowers”) to, among other things, extend the term of that certain mortgage loan in the original principal amount of $90,286,551.00 made by Gramercy to the Gramercy Borrowers on May 9, 2006 (the “Gramercy Loan”) by two (2) years to May 9, 2011, at the original loan principal amount with no additional capital commitment by the Gramercy Borrowers or their Affiliates and on such other terms and conditions as the Gramercy Borrowers shall agree in their sole discretion and (b) a Release in the form of Exhibit B hereto.

2.4. Delivery of Documents at Closing.   The Parties hereto shall separately make (or cause to be made) the following deliveries to the other Parties hereto at the Closing:

(a) Each of MGG Seller and 55 Corporate Seller shall deliver (or cause to be delivered), as applicable, to the Buyer the following documents:

(i) A duly executed counterpart of (x) the Assignment of Limited Liability Company Interests in the form attached hereto as Exhibit C in respect of the Seller MGG Interests (the “MGG Assignment”) and (y) the Assignment of Limited Liability Company Interests in the form attached hereto as Exhibit D in respect of the Seller 55 Corporate Interest (the “55 Corporate Assignment”);

(ii) A certificate of good standing and/or subsistence for each of MGG Seller and 55 Corporate Seller, dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State of the State of Delaware;

(iii) A certified copy of a consent for each of MGG Seller and 55 Corporate Seller duly adopted by such Seller entity expressly authorizing the execution, delivery and performance of this Agreement and the Related Documents;

(iv) A Certificate from each of MGG Seller and 55 Corporate Seller certifying that (x) such Seller entity has obtained all consents that are required to be obtained or made by or with respect to such Seller entity in connection with the execution, delivery and performance on the Closing Date of this Agreement and the Related Documents by such Seller entity and the consummation of the transactions contemplated hereby and thereby by such Seller entity and (y) all required consents are in full force and effect;

(v) A certificate from each of MGG Seller and 55 Corporate Seller, duly executed by such Seller entity, in the form prescribed by Treasury Regulations Section 1.1445-2(b)(2) to the effect that it is not a “foreign person” as that term is defined in Section 1445(f)(3) of the Code, in order to avoid the imposition of the withholding tax payment pursuant to Section 1445 of the Code;

(vi) Such other consents, resolutions, releases, documents and instruments as may be reasonably required or requested by the Buyer to effectuate the terms of this Agreement and to comply with the terms hereof.

(b) Each of MGG Buyer and 55 Corporate Buyer shall deliver (or cause to be delivered), as applicable, to the Seller the following documents:

(i) A duly executed counterpart of (x) the MGG Assignment and (y) the 55 Corporate Assignment;

(ii) A certificate of good standing and/or subsistence for each of MGG Buyer and 55 Corporate Buyer, dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State of the State of Delaware;

(iii) A certified copy of a consent for each of MGG Buyer and 55 Corporate Buyer duly adopted by such Buyer entity expressly authorizing the execution, delivery and performance of this Agreement and the Related Documents;

(iv) A Certificate from each of MGG Buyer and 55 Corporate Buyer certifying that (x) such Buyer entity has obtained all consents that are required to be obtained or made by or with respect to such Buyer entity in connection with the execution, delivery and performance on the Closing Date of this Agreement and the Related Documents by such Buyer entity and the consummation of the transactions contemplated hereby and thereby by such Buyer entity and (y) all required consents are in full force and effect;

(v) Such other consents, resolutions, releases, documents and instruments as may be reasonably required or requested by the Seller to effectuate the terms of this Agreement and to comply with the terms hereof.

2.6. CLI Loan.  As of the Closing, MGG Buyer hereby acknowledges that the certain loan (the “CLI Loan”) in the amount of $3,725,000.00 made by MGG Buyer to SLG Gale PE II LLC (“SLG PE II”) and evidenced by a certain Promissory Note (the “CLI Loan Note”), dated May 9, 2006, made by SLG PE II to MGG Buyer shall be deemed fully satisfied.  As a condition to the Closing, MGG Buyer shall (i) return the original CLI Loan Note to MGG Seller, as representative of SLG PE II and (ii) deliver such UCC-3 termination statements and other documents as may be reasonably necessary to evidence the termination of all of MGG Buyer’s rights pursuant to the Pledge and Security Agreement (the “Pledge Agreement”), dated May 9, 2006, made by SLG PE II in favor of MGG Buyer (including, without limitation, the return of any certificates evidencing the collateral pledged pursuant to the Pledge Agreement, which may be held by MGG Buyer) and to otherwise evidence the satisfaction in full of the CLI Loan.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1. Representations and Warranties of MGG Seller.  As a material inducement to MGG Buyer to enter into this Agreement, MGG Seller hereby makes the following representations, warranties and covenants to MGG Buyer, each of which is true, correct and complete as of the date hereof:

(a) Power and Authority.  MGG Seller is duly organized, existing and in good standing under the laws of the State of Delaware.  MGG Seller has the full legal right, power and authority to execute and deliver this Agreement and the Related Documents, to consummate the transactions contemplated by this Agreement and the Related Documents and to perform its obligations under this Agreement and the Related Documents.  The execution and delivery of this Agreement and the Related Documents by MGG Seller and the consummation by MGG Seller of the transactions contemplated by this Agreement and the Related Documents are within MGG Seller’s capacity and all requisite action has been taken to make this Agreement and the Related Documents valid and binding on MGG Seller in accordance with their respective terms.

(b) Enforceability of Agreement and Related Documents.  MGG Seller has executed and delivered this Agreement and the Related Documents, each of which constitutes the legal, valid and binding obligation of MGG Seller, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

(c) Non-Contravention.  This Agreement and the Related Documents do not and will not (i) contravene any judgment, order, decree, writ or injunction issued against MGG Seller or any of its Subsidiaries or Affiliates, or (ii) violate a material provision of any law or governmental ordinance, rule, regulation, order or requirement (collectively, “Laws”) to which MGG Seller is or will be subject, except such violations as would not have or would not reasonably be expected to have a material adverse effect on the ability of MGG Seller to consummate the transactions contemplated hereby and under the Related Documents.  The transactions contemplated hereby and under the Related Documents will not result in a breach or constitute a default or event of default by MGG Seller or any of its Subsidiaries or Affiliates under any agreement to which such MGG Seller entity or any of its assets is subject or bound (other than the documents evidencing the CLI Loan) and will not result in a violation of any Laws applicable to MGG Seller or any of its Subsidiaries or Affiliates, except such violations as would not or would not reasonably be expected to have a material adverse effect on the ability of MGG Seller to consummate the transactions contemplated hereby and by the Related Documents if finally determined adversely to MGG Seller.

(d) Title to the Seller MGG Interests.  MGG Seller: (i) has good and valid title to and is the lawful owner, of record and beneficially, of the Seller MGG Interest; and (ii) has title to such Seller MGG Interest, free and clear of any and all liens, pledges, encumbrances, claims, charges, equities, agreements, rights, options or restrictions of any kind, nature or description whatsoever.

(e) OFAC Statement.  MGG Seller is not, or shall not become, a Person with whom MGG Buyer is restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, Executive Order 13224 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or be otherwise associated with such Persons.

(f) Absence of Claims.  There are no claims of any kind or any actions, suits, proceedings, arbitrations or investigations pending or, to MGG Seller’s knowledge, threatened by any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence (collectively, a “Governmental Authority”) or otherwise against MGG Seller, or which would prevent the performance by MGG Seller of its obligations under this Agreement, the Related Documents or any of the transactions contemplated hereby, or which declare the same unlawful or cause the rescission thereof.

3.2. Representations and Warranties of MGG Buyer.  As a material inducement to MGG Seller to enter into this Agreement, MGG Buyer hereby makes the following representations, warranties and covenants to MGG Seller, each of which is true, correct and complete as of the date hereof:

(a) Organization, Standing, Power and Authority of MGG Buyer.  MGG Buyer is duly organized, existing and in good standing under the laws of the State of Delaware.  MGG Buyer has the full legal right, power and authority to execute and deliver this Agreement and the Related Documents, to consummate the transactions contemplated by this Agreement and the Related Documents and to perform its obligations under this Agreement and the Related Documents.  The execution and delivery of this Agreement and the Related Documents by MGG Buyer and the consummation by MGG Buyer of the transactions contemplated by this Agreement and the Related Documents are within MGG Buyer’s capacity and all requisite action has been taken to make this Agreement and the Related Documents valid and binding on MGG Buyer in accordance with their respective terms.

(b) Enforceability of Agreement and Related Documents.  MGG Buyer has executed and delivered this Agreement and the Related Documents, each of which constitutes the legal, valid and binding obligation of MGG Buyer, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

(c) Non-Contravention.  This Agreement and the Related Documents do not and will not (i) contravene any judgment, order, decree, writ or injunction issued against MGG Buyer or any of its Subsidiaries or Affiliates, or (ii) violate a material provision of any Laws to which MGG Buyer is or will be subject, except such violations as would not have or would not reasonably be expected to have a material adverse effect on the ability of MGG Buyer to consummate the transactions contemplated hereby and under the Related Documents.  The transactions contemplated hereby and under the Related Documents will not result in a breach or constitute a default or event of default by MGG Buyer or any of its Subsidiaries or Affiliates under any agreement to which such MGG Buyer entity or any of its assets is subject or bound and will not result in a violation of any Laws applicable to MGG Buyer or any of its Subsidiaries or Affiliates, except such violations as would not or would not reasonably be expected to have a material adverse effect on the ability of MGG Buyer to consummate the transactions contemplated hereby and by the Related Documents if finally determined adversely to MGG Buyer.

(d) OFAC Statement.  MGG Buyer is not, or shall not become, a Person with whom MGG Seller is restricted from doing business under OFAC regulations (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, Executive Order 13224 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or be otherwise associated with such Persons.

(e) Absence of Claims.  There are no claims of any kind or any actions, suits, proceedings, arbitrations or investigations pending or, to MGG Buyer’s knowledge, threatened by any Governmental Authority or otherwise against MGG Buyer, or which would prevent the performance by MGG Buyer of its obligations under this Agreement, the Related Documents or any of the transactions contemplated hereby, or which declare the same unlawful or cause the rescission thereof.

3.3. Representations and Warranties of 55 Corporate Seller.  As a material inducement to 55 Corporate Buyer to enter into this Agreement, 55 Corporate Seller hereby makes the following representations, warranties and covenants to 55 Corporate Buyer, each of which is true, correct and complete as of the date hereof:

(a) Power and Authority.  55 Corporate Seller is duly organized, existing and in good standing under the laws of the State of Delaware.  55 Corporate Seller has the full legal right, power and authority to execute and deliver this Agreement and the Related Documents, to consummate the transactions contemplated by this Agreement and the Related Documents and to perform its obligations under this Agreement and the Related Documents.  The execution and delivery of this Agreement and the Related Documents by 55 Corporate Seller and the consummation by 55 Corporate Seller of the transactions contemplated by this Agreement and the Related Documents are within 55 Corporate Seller’s capacity and all requisite action has been taken to make this Agreement and the Related Documents valid and binding on 55 Corporate Seller in accordance with their respective terms.

(b) Enforceability of Agreement and Related Documents.  55 Corporate Seller has executed and delivered this Agreement and the Related Documents, each of which constitutes the legal, valid and binding obligation of 55 Corporate Seller, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

(c) Non-Contravention.  This Agreement and the Related Documents do not and will not (i) contravene any judgment, order, decree, writ or injunction issued against MGG Seller or any of its Subsidiaries or Affiliates, or (ii) violate a material provision of any Laws to which 55 Corporate Seller is or will be subject, except such violations as would not have or would not reasonably be expected to have a material adverse effect on the ability of 55 Corporate Seller to consummate the transactions contemplated hereby and under the Related Documents.  The transactions contemplated hereby and under the Related Documents will not result in a breach or constitute a default or event of default by 55 Corporate Seller or any of its Subsidiaries or Affiliates under any agreement to which such 55 Corporate Seller entity or any of its assets is subject or bound and will not result in a violation of any Laws applicable to 55 Corporate Seller or any of its Subsidiaries or Affiliates, except such violations as would not or would not reasonably be expected to have a material adverse effect on the ability of 55 Corporate Seller to consummate the transactions contemplated hereby and by the Related Documents if finally determined adversely to 55 Corporate Seller.

(d) Title to the Purchased Interests.  55 Corporate Seller: (i) has good and valid title to and is the lawful owner, of record and beneficially, of the Seller 55 Corporate Interest; and (ii) has title to such Seller 55 Corporate Interest, free and clear of any and all liens, pledges, encumbrances, claims, charges, equities, agreements, rights, options or restrictions of any kind, nature or description whatsoever.

(e) OFAC Statement.  55 Corporate Seller is not, or shall not become, a Person with whom 55 Corporate Buyer is restricted from doing business under OFAC regulations (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, Executive Order 13224 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or be otherwise associated with such Persons.

(f) Absence of Claims.  There are no claims of any kind or any actions, suits, proceedings, arbitrations or investigations pending or, to 55 Corporate Seller’s knowledge, threatened by any Governmental or Authority or otherwise against 55 Corporate Seller, or which would prevent the performance by 55 Corporate Seller of its obligations under this Agreement, the Related Documents or any of the transactions contemplated hereby, or which declare the same unlawful or cause the rescission thereof.

3.4. Representations and Warranties of 55 Corporate Buyer.  As a material inducement to 55 Corporate Seller to enter into this Agreement, 55 Corporate Buyer hereby makes the following representations, warranties and covenants to 55 Corporate Seller, each of which is true, correct  and complete as of the date hereof:

(a) Organization, Standing, Power and Authority of 55 Corporate Buyer.  55 Corporate Buyer is duly organized, existing and in good standing under the laws of the State of Delaware.  55 Corporate Buyer has full legal right, power and authority to execute and deliver this Agreement and the Related Documents, to consummate the transactions contemplated by this Agreement and the Related Documents and to perform its obligations under this Agreement and the Related Documents.  The execution and delivery of this Agreement and the Related Documents by 55 Corporate Buyer and the consummation by 55 Corporate Buyer of the transactions contemplated by this Agreement and the Related Documents are within 55 Corporate Buyer’s capacity and all requisite action has been taken to make this Agreement and the Related Documents valid and binding on 55 Corporate Buyer in accordance with their respective terms.

(b) Enforceability of Agreement and Related Documents.  55 Corporate Buyer has executed and delivered this Agreement and the Related Documents, each of which constitutes the legal, valid and binding obligation of 55 Corporate Buyer, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

(c) Non-Contravention.  This Agreement and the Related Documents do not and will not (I) contravene any judgment, order, decree, writ or injunction issued against 55 Corporate Buyer or any of its Subsidiaries or Affiliates, or (II) violate a material provision of any Laws to which 55 Corporate Buyer is or will be subject, except such violations as would not have or would not reasonably be expected to have a material adverse effect on the ability of 55 Corporate Buyer to consummate the transactions contemplated hereby and under the Related Documents.  The transactions contemplated hereby and under the Related Documents will not result in a breach or constitute a default or event of default by 55 Corporate Buyer or any of its Subsidiaries or Affiliates under any agreement to which such 55 Corporate Buyer entity or any of its assets is subject or bound and will not result in a violation of any Laws applicable to 55 Corporate Buyer or any of its Subsidiaries or Affiliates, except such violations as would not or would not reasonably be expected to have a material adverse effect on the ability of 55 Corporate Buyer to consummate the transactions contemplated hereby and by the Related Documents if finally determined adversely to 55 Corporate Buyer.

(d) OFAC Statement.  55 Corporate Buyer is not, or shall not become, a Person with whom 55 Corporate Seller is restricted from doing business under OFAC regulations (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, Executive Order 13224 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or be otherwise associated with such Persons.

(e) Absence of Claims.  There are no claims of any kind or any actions, suits, proceedings, arbitrations or investigations pending or, to 55 Corporate Buyer’s knowledge, threatened by any Governmental or Authority or otherwise against 55 Corporate Buyer, or which would prevent the performance by 55 Corporate Buyer of its obligations under this Agreement, the Related Documents or any of the transactions contemplated hereby, or which declare the same unlawful or cause the rescission thereof.

3.5. Survival.  The representations, warranties and covenants made herein shall survive the Closing for a period of twelve (12) months following the Closing Date; provided, however, that the representations and warranties contained in Sections 3.1(a), (b), (c) and (d),  Sections 3.2(a), (b) and (c), Sections 3.3(a), (b), (c) and (d), and Sections 3.4(a), (b) and (c) hereof shall survive indefinitely.

ARTICLE IV

MISCELLANEOUS

4.1. 55 Corporate Parking.  (a)  Except as otherwise provided in Section 4.1(c), 55 Corporate Buyer hereby unconditionally, absolutely and irrevocably agrees not to bring (or cause any Affiliate or agent of 55 Corporate Buyer to bring) any claims each such party may now or hereafter have against each of Sanofi and Unit I/II/III Owner that the Parking Space Reduction is violative of the Master Deed solely as respects the same constituting potential non-compliance with the Condominium Parking Requirement, it being agreed and understood that such waiver of claims (i) relates solely and exclusively to the non-compliance, if any, with the Condominium Parking Requirement due to the Unit I/II/III Parking Alterations, (ii) shall not constitute a waiver of any obligation of Sanofi Tenant and the Unit I/II/III Owner to comply with the Legal Parking Requirement (to the extent that the Legal Parking Requirement is applicable, rather than the Condominium Parking Requirement, pursuant to Section 12.5 of the Master Deed), and (iii) shall not constitute a modification of the Master Deed.

(b) Except as otherwise provided in Section 4.1(c), notwithstanding the foregoing provisions of clause (ii) of the preceding subsection (a), 55 Corporate Buyer hereby agrees that the parking space configuration effected by the Unit I/II/III Parking Alterations shall not, in and of itself, be made the basis of a claim by 55 Corporate Buyer against the Unit I/II/III Owner that the Parking Space Reduction has caused a breach of the Legal Parking Requirement.

(c) Notwithstanding the provisions of Sections 4.1(a) and (b), if (i) 55 Corporate Buyer shall be notified by (x) any governmental entity, authority, agency and/or department or (y) Sanofi, as tenant pursuant to that certain Lease Agreement, dated November 20, 2007, with 55 Corporate Unit IV LLC (the “Building IV Lease”), that the Unit I/II/III Parking Alterations have caused the Unit I/II/III Parking Areas to fail to comply with the Legal Parking Requirement (and the Legal Parking Requirement then applies, rather than the Condominium Parking Requirement, pursuant to Section 12.5 of the Master Deed) and (ii) the Unit I/II/III Parking Areas are not restored to substantially the configuration that existed prior to Sanofi making the Unit I/II/III Parking Alterations (or an alternate configuration that complies with the Legal Parking Requirement) within thirty (30) days after Sanofi and the Unit I/II/III Owner are notified by 55 Corporate Buyer of such failure (which notice shall include a copy of the notice from the governmental entity, authority, agency and/or department or Sanofi, as tenant pursuant to the Building IV Lease), then it shall not be a violation of the provisions of this Section 4.1 for 55 Corporate Buyer to pursue all legal and equitable remedies available to it (including, but not limited to, an action to compel specific performance, the pursuit of the remedy of self-help and/or an action to recover damages) against Sanofi and the Unit I/II/III Owner on account of the failure of the timely restoration of the Unit I/II/III Parking Areas to substantially the configuration that existed prior to Sanofi making the Unit I/II/III Parking Alterations.

(d) For purposes of this Section 4.1, (i) certain capitalized terms shall have the meanings ascribed to them below and (ii) capitalized terms used but not defined herein shall have the meanings given them in the Master Deed creating the 55 Corporate Drive Condominium, dated November 4, 2005, recorded on November 7, 2005 in the Office of the County Clerk of Somerset County, New Jersey (the “Clerk’s Office”) in Book 5824, Page 1836, which Original Master Deed was amended by that certain First Amendment to Master Deed, dated November 20, 2007, recorded on December 13, 2007, in the Clerk’s Office in Book 6092, Page 3206.

Condominium Parking Requirement:  The requirement contained in Section 12.5 of the Master Deed that Unit I/II/III to maintain a Parking Ratio during the term of the Unit I/II/III Lease of the greater of (i) 3.8 legally conforming parking spaces for each one thousand (1,000) square feet of Floor Area within the Buildings located on Unit I/II/III and (ii) the Legal Parking Requirement.

Legal Parking Requirement:  the number of parking spaces required by Laws to be maintained by Unit I/II/III.

Parking Space Reduction:  a reduction in the number of available parking spaces at 55 Corporate Drive Condominium as a result of the Unit I/II/III Parking Alterations.

Sanofi:  sanofi-aventis U.S. Inc., its successors and assigns as tenant under the Unit I/II/III Lease

Unit I/II/III Lease: that certain Lease Agreement between sanofi-aventis U.S. Inc., as tenant, and Unit I/II/III Owner as landlord, dated November 4, 2005, as amended.

Unit I/II/III Owner:  Inland America Bridgewater TIC I, L.L.C., Inland America Bridgewater TIC II, L.L.C., Inland America Bridgewater TIC III, L.L.C. and Inland America Bridgewater TIC I, L.L.C., and their respective successors and assigns.

Unit I/II/III Parking Alterations:  changes to the striping of the parking areas located within the Limited Common Elements (as defined in the Master Deed) allocated to Unit I/II/III (as defined in the Master Deed) in order to, among other things, accommodate handicapped employees and address safety issues, which changes are shown on that certain survey prepared by Stires Associates, P.A., dated April 8, 2005, last revised November 20, 2008.

Unit I/II/III Parking Areas:  The parking areas located within the Limited Common Elements allocated to Unit I/II/III.

(e) Notice Address for Sanofi and the Unit I/II/III Owner:

Sanofi:	sanofi-aventis U.S. Inc.

55 Corporate Drive

Mail Stop 55C-315B

Bridgewater, NJ 08807

Unit I/II/III Owner:	c/o Inland American Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

4.2. Remedies.  If any Party hereto shall be in default of or breach any provision or its respective obligations hereunder or any Related Documents, then the other Parties hereto shall have such rights or remedies available at law and/or in equity, including, without limitation, the right of specific performance.

4.3. Notices. Any notice, consent, approval, or other communication which is provided for or required by this Agreement must be in writing and may be delivered in person to any Party hereto or may be sent by a facsimile transmission, telegram, expedited courier or registered or certified U.S. mail, with postage prepaid, return receipt requested. Any such notice or other written communication shall be deemed received by the Party hereto to whom it is sent (i) in the case of personal delivery, on the date of delivery to the Party hereto to whom such notice is addressed as evidenced by a written receipt signed on behalf of such Party, (ii) in the case of facsimile transmission or telegram, the next Business Day after the date of transmission, (iii) in the case of courier delivery, the date receipt is acknowledged or rejected by the Party hereto to whom such notice is addressed as evidenced by a written receipt signed on behalf of such Party, and (iv) in the case of registered or certified mail, the date receipt is acknowledged or rejected on the return receipt for such notice.  For purposes of notices, the addresses of the Parties hereto shall be as follows, which addresses may be changed at any time by written notice given in accordance with this provision:

If to the Seller, to:

SL Green Realty Corp.
The Graybar Building
420 Lexington Avenue
New York, New York 10170
Attention:  Andrew S. Levine, Esq.

With copy to (which shall not constitute a notice):

Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
Attention:           Robert J. Ivanhoe, Esq.
Facsimile No.:    (212) 801-6400

If to any of the Buyer, as follows:

c/o Mack-Cali Realty Corporation
343 Thornall Street
Edison, New Jersey 08818-7817
Attention:	Mitchell E. Hersh, President and Chief Executive Officer
Facsimile:	(732) 205-9040

and

c/o Mack-Cali Realty Corporation
343 Thornall Street
Edison, New Jersey 08818-7817
Attention:	Roger W. Thomas, Executive Vice President
and General Counsel
Facsimile:	(732) 205-9015

With copy to (which shall not constitute a notice):

Seyfarth Shaw LLP
620 Eighth Avenue
New York, New York 10018
Attention:     John P. Napoli, Esq.

Facsimile:     (212) 218-5527

4.4. Transfer/Conveyance Taxes.  Any Conveyance Taxes attributable to the transactions contemplated by this Agreement and/or the Related Documents shall be paid by MGG Seller and 55 Corporate Seller, as the case may be, and each of MGG Seller and 55 Corporate Seller, as applicable, agree to timely pay any such Conveyance Taxes.  Each of MGG Seller’s and 55 Corporate Seller’s obligations hereunder shall survive the Closing until the expiration of the applicable statute of limitations.  The Parties hereto shall cooperate in the execution and delivery (and to cause the execution and delivery) of any and all instruments, returns and certificates necessary to enable MGG, the Seller or the Buyer to comply with any and all filing requirements.

4.5. Entire Agreement; Binding Effect; Assignment.  This Agreement, including the exhibits attached hereto and the documents delivered pursuant hereto, including, without limitation, any Related Documents, sets forth all the promises, covenants, agreements, conditions and understandings between the Parties hereto, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained.  No changes of or modifications or additions to this Agreement shall be valid unless the same shall be in writing and signed by the Parties hereto.  This Agreement shall be binding upon the Parties hereto, their beneficiaries, heirs, administrators, successors and permitted assigns and may not assigned by either Party without the prior written consent of the other Party.

4.6. Confidentiality.  (a)  The terms, conditions and existence of this Agreement and the Related Documents and the transactions contemplated hereby and thereby (collectively, the “Confidential Information”) are confidential and their disclosure would cause irreparable harm to the Parties.  Accordingly, each Party represents that it has not and agrees that it will not and will direct its members, shareholders, partners, directors, officers, agents, advisors and Affiliates and each Affiliate’s respective members, shareholders, partners, directors, officers, agents and advisors (collectively, such Party’s “Related Persons”) not to, disclose to any Person other than its attorneys, accountants, consultants, advisors and other agents who have a need to know such information any Confidential Information or confirm any statement made by third Parties regarding Confidential Information unless such disclosure is consented to in writing by all Parties; provided, however, that any Party (or its Related Persons) may disclose such Confidential Information:  (i) if required by law or rule of any stock exchange (it being specifically understood and agreed that anything set forth in a registration statement, periodic report or any other document filed pursuant to law will be deemed required by law, and provided that before making any disclosure of Confidential Information required by law or rule of any stock exchange, the disclosing Party will notify the other Parties in writing and provide it with a copy of the proposed disclosure and an opportunity to comment thereon before the disclosure is made); (ii) in any report or other statement to any Person having any direct or indirect ownership or other beneficial interest in any Person in which MGG or 55 Corporate Venture hold any direct or indirect ownership or other beneficial interest; and (iii) to lender providing financing to such Party or its direct or indirect Subsidiaries, which financing is secured, directly or indirectly, by the assets of MGG or any of its direct or indirect Subsidiaries or the assets of 55 Corporate Venture or any of its direct or indirect Subsidiaries.

(b) In furtherance and not in limitation of the provisions of Section 4.5(a), the Parties agree that no Party or any of its advisors shall issue any press release or otherwise publicize or disclose the terms of this Agreement without the prior written consent of the Parties, which consent shall not be unreasonably withheld, conditioned or delayed.

(c)   The covenants contained in this Section 4.6 shall survive the Closing or other termination of this Agreement.

4.7. No Waiver.  No failure or delay of either Party in the exercise of any right or remedy given to such Party hereunder or the waiver by any Party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any other right or remedy.  No waiver by any Party hereto of any breach hereunder or failure or refusal by any other Party hereto to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.

4.8. Amendment.  The Parties hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change (collectively, “Amendment”) of this Agreement shall be valid and effective, unless the Parties shall mutually agree in writing to such Amendment.

4.9. Brokers.  No agent, broker, person, entity, firm, finder or investment banker acting on behalf of the Seller or Buyer or any of their respective Affiliates is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement and the Related Documents based upon arrangements made by or on behalf of the Seller or Buyer or any of their respective Affiliates.

4.10. Captions; Headings.  The captions and headings in this Agreement are for convenience only and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained.  Any and all schedules and exhibits referenced herein are by this reference hereby made a part hereof and incorporated herein.

4.11. Counterparts.  This Agreement and any amendments may be executed by facsimile transmission and in one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

4.12. Further Assurances.  The Parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

4.13. Governing Law.  This Agreement shall be construed in accordance with the laws of the State of New York and any proceeding arising between the Parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in New York County, New York.

4.14. Severability.  Each provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is determined to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

4.15. No Third Party Beneficiary.  This Agreement is made solely and specifically among and for the benefit of the Parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and, except as otherwise expressly provided herein, no other Person whatsoever shall have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date and year set forth above.

MGG SELLER:

GALE SLG NJ LLC,
a Delaware limited liability company

By:	/s/ Andrew S. Levine
Name: Andrew S. Levine
Title:	Executive Vice President and Chief Legal Officer

MGG BUYER:

MACK-CALI VENTURES L.L.C.,
a Delaware limited liability company

By:	Mack-Cali Realty, L.P., its sole member

By:	Mack-Cali Realty Corporation, its general partner

By:/s/ Mitchell E. Hersh
Name:	Mitchell E. Hersh
Title:	President and Chief Executive Officer

55 CORPORATE SELLER:

SLG GALE 55 CORPORATE LLC,
a Delaware limited liability company

By:	/s/ Andrew S. Levine
Name: Andrew S. Levine
Title:	Executive Vice President and Chief Legal Officer

55 CORPORATE BUYER:

55 CORPORATE PARTNERS L.L.C.,
a Delaware limited liability company

By:           Mack-Cali Realty, L.P., its sole member

By:	Mack-Cali Realty Corporation, its general partner

By:/s/ Mitchell E. Hersh
Name:	Mitchell E. Hersh
Title:	President and Chief Executive Officer